EXHIBIT 10.4
EXECUTION VERSION

October 24, 2023

The Children’s Place, Inc.
The other Loan Parties (as defined in the Credit Agreement referred to below)
c/o The Children’s Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094
Attention: Sheamus Toal, Chief Financial Officer

Re:    Waiver and Amendment Agreement under Credit Agreement with
The Children’s Place, Inc., et al.

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of May 9, 2019 (as in effect on the date hereof and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by, among others, (i) The Children’s Place, Inc., a Delaware corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers from time to time party thereto (collectively, with the Lead Borrower, the “Borrowers”), (ii) the other Borrowers, (iii) the Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto, and (v) Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent and Swing Line Lender. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement.
The Administrative Agent’s representatives recently reported that the Lead Borrower had overstated Eligible Inventory in the Borrowing Base Certificates delivered for the months of June, July and August 2023 (any and all inaccuracies and/or errors contained in such Borrowing Base Certificates, collectively, the “Specified Reporting Inaccuracies”). The Lead Borrower represents that the Specified Reporting Inaccuracies were inadvertent. As a result of, or incidental to, the Specified Reporting Inaccuracies, one or more Events of Default have occurred and are continuing, including, without limitation, pursuant to Sections 8.01(a), 8.01(b)(i) (as a result of a breach of Sections 6.03(a) and 7.17 of the Credit Agreement), 8.01(b)(ii)(y) (as a result of a breach of Section 6.02(c) of the Credit Agreement), 8.01(b)(iii) (as a result of a breach of Section 6.02(b) of the Credit Agreement) and 8.01(e) of the Credit Agreement (all of such Events of Default, collectively, the “Specified Events of Default”).
The Lead Borrower, the Administrative Agent and the Required Lenders have mutually determined that it is in each of their best interests to waive the Specified Events of Default, subject to the terms and conditions set forth in this waiver and amendment agreement (this “Agreement”).
Accordingly, the parties hereto agree as follows:
1.Waiver of Specified Events of Default. The Administrative Agent and the Required Lenders hereby waive the Specified Events of Default. The foregoing waiver

(i) relates only to the Specified Reporting Inaccuracies; (ii) is a one-time waiver; (iii) shall not be deemed to constitute a waiver of any other Default or Event of Default now existing or hereafter arising; (iv) does not constitute an modification or waiver of any other obligations of the Loan Parties under the Credit Agreement or any other Loan Document, or an amendment to any terms or conditions of the Credit Agreement or any other Loan Document, each of which remains in full force and effect; (v) is granted in express reliance upon the Loan Parties’ representations, warranties, and agreements set forth herein; and (vi) does not establish (and is not to be deemed to establish) a course of dealing or conduct by the Agents or the Lenders.
2.Representations and Warranties.
(a)The Loan Parties hereby represent and warrant to the Administrative Agent, the Lenders and the other Credit Parties that after giving effect to the provisions of this Agreement, no Default or Event of Default exists and is continuing.
(b)The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof after giving effect to the transactions contemplated hereby, except (x) in the case of any representation and warranty qualified by materiality, they are true and correct in all respects, (y) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date, and (z) for purposes of this Section 2(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
3.Covenants. The Loan Parties hereby agree that, without limiting any of the Loan Parties’ obligations in the Credit Agreement, and notwithstanding anything in the Credit Agreement to the contrary:
(a)Weekly Borrowing Base Certificates. On the seventh (7th) Business Day after the end of each fiscal week, commencing on October 18, 2023 (with respect to the fiscal week ending on October 7, 2023) and continuing until the Reporting End Date (as defined below), the Loan Parties shall deliver to the Administrative Agent and the Term Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Term Agent, a Borrowing Base Certificate showing each Borrowing Base, the Aggregate Revolving Borrowing Base and the Aggregate Borrowing Base, respectively, as of the close of business on the Saturday of such fiscal week. “Reporting End Date” means the first date to occur after the date hereof on which Excess Availability has exceeded twenty percent (20%) of the Revolving Loan Cap for thirty (30) consecutive days; provided, that as of such date, no Event of Default has occurred and is continuing. For the avoidance of doubt, (x) if, as of such date, a “Weekly BBC Reporting Event” (as defined in the Credit Agreement) shall then be continuing, then the Reporting End Date shall be deemed not to have occurred and the Loan Parties shall continue delivering Borrowing Base Certificates on a weekly basis in accordance with the terms of the Credit Agreement and this Agreement, and (y) the occurrence of the Reporting End Date shall in no way limit, waive or delay the occurrence of a “Weekly BBC Reporting Event” (as defined in the Credit Agreement) in the event that the conditions set forth in such definition arise.

(b)Weekly Cash Flow Forecasts. On the Friday of each fiscal week (or if Friday is not a Business Day, on the next succeeding Business Day), commencing on October 27, 2023 (with respect to the fiscal week beginning on October 22, 2023) and continuing until the Cash End Date (as defined below), the Loan Parties shall deliver to the Administrative Agent and the Term Agent, in form, substance and detail reasonably satisfactory to the Administrative Agent and the Term Agent, a rolling thirteen (13) week forecast of cash receipts and cash expenditures of the Loan Parties on a consolidated basis current through the Saturday of such fiscal week, as acknowledged in writing by the Administrative Agent (each such forecast, a “Weekly Cash Flow Forecast”), and a reconciliation of actual material cash receipts and material cash expenditures against the projected cash receipts and expenditures provided pursuant to the previous Weekly Cash Flow Forecast (each such reconciliation, a “Reconciliation”). Notwithstanding anything in this Section 3(b) or Section 3(f) to the contrary, the parties hereto acknowledge and agree that the initial Weekly Cash Flow Forecasts shall be internal, management prepared forecasts, and that the Loan Parties shall not be required to cause the Independent Consultant (as defined below) to assist in the preparation or review of Weekly Cash Flow Forecasts required to be delivered hereunder until the Weekly Cash Flow Forecast with respect to the fiscal week beginning on November 19, 2023 (to be delivered on November 24, 2023).
(c)Certain Restricted Transactions and Payments. From and after the date hereof and continuing until the Cash End Date, the Loan Parties shall not enter into any transaction or make any payment (i) as to which satisfaction of the Payment Conditions is required, (ii) described in clause (q) of the definition of “Permitted Encumbrances”, (iii) described in clauses (m) or (n) of the definition of “Permitted Indebtedness”, (iv) described in clauses (h), (m) or (o) of the definition of “Permitted Investments”, (v) constituting a Limited Condition Transaction, or (vi) described in Section 7.06(e) of the Credit Agreement.
(d)Cash Management; Expenditures. From and after the date hereof and continuing until the Cash End Date, the Loan Parties shall not permit cash or cash equivalents in an aggregate amount in excess of $40,000,000 (other than (i) operating cash, (ii) cash included in Excluded Accounts in accordance with the terms of such definition, and (iii) cash necessary for the Loan Parties to satisfy operating expenses then due in the ordinary course of their business) to accumulate and be maintained in the deposit or investment accounts of the Loan Parties and their Subsidiaries (it being understood and agreed that all such excess amounts shall be remitted to the Administrative Agent for application to the Loans then outstanding); provided, however, that (A) the foregoing shall not restrict amounts maintained in (1) deposit accounts of Subsidiaries, which accounts and Subsidiaries are located in and organized in Asia, so long as such amounts are permitted to be maintained in such accounts and Subsidiaries pursuant to the terms of the Credit Agreement, and (2) Excluded Accounts in accordance with the terms of such definition, and (B) the Loan Parties’ obligations under this clause (d) shall be suspended if and for so long as there are no Loans outstanding. As used herein, “Cash End Date” means the first date after February 3, 2024 on which Excess Availability exceeds and has exceeded twenty percent (20%) of the Revolving Loan Cap for thirty (30) consecutive days; provided, that as of such later date, no Event of Default has occurred and is continuing. For the avoidance of doubt, nothing herein shall derogate from any of the Loan Parties’ obligations under the Credit Agreement arising as a result of the occurrence of a “Cash Dominion Event” (as defined in the Credit Agreement).
(e)Monthly Financial Reporting; Measurement Period.

        (i)    Commencing with the Fiscal Month ending August 26, 2023 and continuing (including in respect of the Fiscal Month ending September 30, 2023) until the Reporting End Date, the Loan Parties shall deliver to the Administrative Agent and the Term Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Term Agent, as soon as available, but in any event within thirty (30) days after the end of each Fiscal Month of each Fiscal Year (except with respect to the last Fiscal Month of each Fiscal Quarter, with respect to which the applicable period for delivery shall be forty-five (45) days rather than thirty (30) days)), (x) a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, and for the portion of the Fiscal Year then ended, setting forth in each case, but only with respect to the Consolidated statements, in comparative form the figures for the corresponding Fiscal Month, of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition and results of operations of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month and for the period then ended in accordance with GAAP, subject only to normal year-end and quarter-end closing and audit adjustments and the absence of footnotes (it being understood and agreed that the Lead Borrower does not make certain adjustments to the month-end financial statements, as it does with respect to the quarter-end and year-end financial statements, as disclosed to the Administrative Agent prior to the date hereof), and (y) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, which shall include, without limitation, (A) a certification as to the amount, if any, of rent under any Leases, and any obligations and liabilities with respect to Taxes, that have not been timely paid, and (B) a certification as to the receipt of notice, if any, as to any obligations or liabilities with respect to utilities and/or insurance premiums that have not been timely paid. In the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP.
        (ii)    For the avoidance of doubt, nothing herein shall derogate from any of the Loan Parties’ obligations under the Credit Agreement arising as a result of the occurrence, after the date hereof, of a “Covenant Compliance Event” (as defined in the Credit Agreement), including, without limitation, compliance with Section 7.17 of the Credit Agreement.
        (iii)    For the avoidance of doubt, to the extent the Loan Parties are required to deliver the materials described in the foregoing clause (e)(i) on a monthly basis, the term “Measurement Period”, as used in the Credit Agreement, shall mean, at any date of determination, the most recently completed trailing twelve (12) Fiscal Months.
(f)Independent Consultant.
        (i)    As of the date hereof, the Loan Parties have engaged the Independent Consultant (as defined below) on terms reasonably satisfactory to the Administrative Agent (which engagement includes, without limitation, assisting the Loan Parties with the preparation of the Borrowing Base Certificates and Weekly Cash Flow Forecasts required to be delivered to the Administrative Agent and the Lenders pursuant to Section 3(a) of this Agreement, and the Reconciliations required to be delivered to the Administrative Agent and the Lenders pursuant to Section 3(b) of this Agreement), and shall continue to engage the Independent Consultant until the Independent Consultant

Termination Date or such later date as the Lead Borrower shall determine in its discretion.
        (ii)    The Loan Parties shall allow the Administrative Agent and the Lenders access to, upon reasonable notice during normal business hours, the Independent Consultant.
        (iii)    The Loan Parties authorize the Administrative Agent, upon reasonable prior notice to the Lead Borrower (to the extent practicable), to communicate directly with its independent certified public accountants, appraisers, financial advisors and consultants (including the Independent Consultant), which have been engaged from time to time by the Loan Parties, and authorize and shall instruct (if requested by the Administrative Agent) those accountants, appraisers, financial advisors and consultants to communicate to the Administrative Agent (with copies of all communications to the Lead Borrower) financial information relating to each Loan Party with respect to the business, results of operations, prospects and financial condition of such Loan Party. The Loan Parties hereby authorize and direct the Independent Consultant to provide the Administrative Agent, promptly following a request by the Administrative Agent, with copies of all requested reports and information prepared or reviewed by the Independent Consultant, and the Loan Parties covenant and agree that the Administrative Agent and the Lenders may rely on any information provided by Independent Consultant as if provided directly by the Loan Parties.
        (iv)    Upon the reasonable request of the Administrative Agent, senior management of the Loan Parties and such financial advisors and consultants shall (unless the Administrative Agent otherwise consents in writing) make themselves reasonably available to participate in periodic telephonic calls with the Administrative Agent (and/or its advisors and counsel) to discuss various financial matters, including projections and other financial statements required to be delivered under the Loan Documents. Without limiting the generality of the foregoing, senior management of the Loan Parties and such financial advisors and consultants shall participate in such a telephonic call with the Administrative Agent and the Lenders within fourteen (14) days following the date hereof.
        (v)    As used herein:
            (x)     “Independent Consultant” means FTI Consulting; and
            (y)    “Independent Consultant Termination Date” means the first date following February 3, 2024 on which each of the following conditions shall have occurred:
                (A)     no Default or Event of Default shall have occurred and be continuing at such time or would immediately result therefrom; and
                (B)    Excess Availability shall be, as of such date, and for the ninety (90) day period immediately following such date, not less than, fifteen percent (15%) of the Revolving Borrowing Base.
(g)Waiver Fee. On the date hereof, the Loan Parties shall pay to the Administrative Agent fees in the amounts and at the times specified in that certain Waiver Fee Letter dated as of even date, by and among the Borrowers and the Administrative Agent.

The Loan Parties acknowledge and agree that the failure to comply with (i) the covenant set forth in the foregoing Section 3(a) shall constitute an Event of Default pursuant to Section 8.01(b)(ii)(y) of the Credit Agreement, (ii) any covenant set forth in the foregoing Sections 3(b), 3(c), 3(d), 3(e) or 3(f) shall constitute an Event of Default pursuant to Section 8.01(b)(i) of the Credit Agreement, and (iii) the covenant set forth in the foregoing Section 3(g) shall constitute an Event of Default pursuant to Section 8.01(a) of the Credit Agreement.
4.No Offset; Release of Claims.
(a)The Loan Parties acknowledge and agree that there is no basis nor set of facts on which any amount (or any portion thereof) owed by the Loan Parties under the Credit Agreement could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.
(b)The Loan Parties hereby acknowledge and agree that none of them has any offsets, defenses, claims, or counterclaims against any Agent, any other Credit Party, or their respective parents, affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the Loan Parties now have, or ever did have, any offsets, defenses, claims, or counterclaims against any Agent, any other Credit Party, or their respective parents, affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, with respect to the Obligations, or otherwise, all of them are hereby expressly WAIVED, and the Loan Parties hereby RELEASE each Agent, each other Credit Party, and each of the Lenders, and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.
5.Miscellaneous. This Agreement shall constitute a Loan Document for all purposes. The provisions of Section 10.10 (Counterparts; Integration; Effectiveness), 10.11 (Survival), 10.12 (Severability), 10.14 (Governing Law; Jurisdiction; Etc.) and 10.15 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated herein, mutatis mutandis.
Please confirm the Loan Parties’ representations and warranties contained herein, and the Loan Parties’ agreement with the terms and conditions set forth herein, in each case by executing a copy of this Agreement where indicated below and returning the same to the Administrative Agent. Subject to this Agreement being signed by the Loan Parties, the Administrative Agent and the Required Lenders, and the Administrative Agent’s receipt of the fees described in Section 3(g) hereof, this Agreement shall take effect as of the date above first written.
[Remainder of Page Intentionally Left Blank]

If you have any questions, please do not hesitate to contact us.

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, as a U.S.
Revolving Lender and as a Term Lender

By:	/s/ Emily J. Abrahamson
Name:	Emily J. Abrahamson
Title:	Duly Authorized Signatory

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Canadian
Revolving Lender

By:	/s/ Carmela Massari
Name:	Carmela Massari
Title:	Senior Vice President

Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

BANK OF AMERICA, N.A., as a U.S. Revolving
Lender and as a Term Lender

By:	/s/ Bryn MacGillivray
Name:	Bryn MacGillivray
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its
Canada branch), as a Canadian Revolving Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

JPMORGAN CHASE BANK, N.A., as a U.S.
Revolving Lender and as a Term Lender

By:	/s/ Jon Eckhouse
Name:	Jon Eckhouse
Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO
BRANCH, as a Canadian Revolving Lender

By:	/s/ Auggie Marchetti
Name:	Auggie Marchetti
Title:	Authorized Officer

Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

TRUIST BANK, as a U.S. Revolving Lender, as a
Term Lender, and as a Canadian Revolving Lender

By:	/s/ Undrae L. Mitchell
Name:	Undrae L. Mitchell
Title:	Vice President
Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

HSBC BANK (USA), N.A., as a U.S. Revolving
Lender, as a Term Lender, and as a Canadian
Revolving Lender

By:	/s/ Swati Bhadada
Name:	Swati Bhadada
Title:	Senior Vice President
Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

PNC BANK, NATIONAL ASSOCIATION, as a
U.S. Revolving Lender and as a Canadian
Revolving Lender

By:	/s/ Paul Starman
Name:	Paul Starman
Title:	Vice President
Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

Acknowledged and Agreed:

THE CHILDREN’S PLACE, INC., as Lead Borrower and as a U.S. Borrower

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     Chief Financial Officer

THE CHILDREN’S PLACE SERVICES COMPANY, LLC, as a U.S. Borrower

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

TCP BRANDS, LLC, as a U.S. Borrower

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

THE CHILDREN’S PLACE INTERNATIONAL, LLC, as a U.S. Borrower

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

THE CHILDREN’S PLACE (CANADA), LP, by its general partner, TCP INVESTMENT CANADA II CORP., as a Canadian Borrower

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

THECHILDRENSPLACE.COM, INC., as a Guarantor

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

THE CHILDREN’S PLACE CANADA HOLDINGS, INC., as a Guarantor

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

TCP IH II, LLC, as a Guarantor

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

TCP REAL ESTATE HOLDINGS, LLC, as a Guarantor

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

TCP INTERNATIONAL PRODUCT HOLDINGS, LLC, as a Guarantor

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

TCP INVESTMENT CANADA II CORP., as a Guarantor

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies

TCP INVESTMENT CANADA I CORP., as a Guarantor

By:     /s/ Sheamus Toal
Name:    Sheamus Toal
Title:     President & Treasurer

Signature Page to Waiver and Amendment Agreement – Specified Reporting Inaccuracies